AGREEMENT OF FULL AND FINAL
               SETTLEMENT, RELEASE AND DISCHARGE OF ALL CLAIMS
           AND STIPULATION FOR LIMITED RESERVATION OF JURISDICTION


     This Agreement of Full and Final Settlement, Release and Discharge of All Claims And Stipulation For Limited Reservation of Jurisdiction ("Agreement") is made and entered into as of the date last below written (as contemplated in the April 12, 2005 "Tentative Settlement Agreement" (referenced herein below)) and with the intent that this Agreement be effective as of March 31, 2005 (the "Effective Date"), between and among CYBERTEL CAPITAL CORPORATION, a Nevada corporation, successor-in-interest to CYBERTEL COMMUNICATIONS CORPORATION, a Nevada corporation ("Cybertel"), on the one hand, and TED LAMARE ("Lamare") and GEORGE SNIDER ("Snider") (collectively the "Core Members") and CORE ENERGY LLC, a Nevada limited liability company ("Core") (sometimes collectively "Defendants" and individually "Defendant"), on the other, in contemplation of the following facts and circumstances.

                                   RECITALS

     A. Cybertel is a public telecommunications company, and an issuer of securities regulated under 15 U.S.C. Section 77a, et seq. (the "1933 Act"), 15 U.S.C. Section 78a, et seq. (the "1934 Act") and the rules and regulations promulgated thereunder with a designated ticker symbol CYBT.

     B. Core is an energy company actively engaged in the production of crude oil from properties located within the State of California.

     C. The Core Members are each individuals residing within the State of California, and, as confirmed hereby, hold all issued and outstanding membership interests in Core.

     D. On or about March 5, 2004, the Core Members executed that certain Agreement And Plan of Reorganization by and between Cybertel, Core and the Core Members contemplating the issuance, transfer and exchange of certain securities between Core and Cybertel, and grant of debt financing to Core (the "Reorganization Agreement"). The execution, validity and effect of the Reorganization Agreement is currently in dispute. However, the parties acknowledge that Cybertel received information from Core and completed certain SEC reports based upon Cybertel's assumption that the Reorganization Agreement was in full force and effect.

    E. During the period beginning on or about March 5, 2004, and continuing thereafter through to the Effective Date (including, without limitation, on the dates and in the amounts set forth below), Core entered into certain promissory notes in favor of Cybertel which promissory notes remain unpaid and outstanding (the "Promissory Notes") and which Cybertel contends were issued in accordance with the Reorganization Agreement, a contention which Defendants deny:

Issue Date             Principal Amount             Maturity Date
March 5, 2004          $100,000.00                  October 31, 2004
March 30, 2004         $50,000.00                   November 30, 2004
July 7, 2004           $25,000.00                   January 7, 2005
September 1, 2004      $25,000.00                   February 7, 2005
November 22, 2004      $35,000.00                   May 22, 2005
December 28, 2004      $25,000.00                   May 28, 2005
January 6, 2005        $25,000.00                   June 6, 2005
January 25, 2005       $25,000.00                   July 25, 2005
February 15, 2005      $25,000.00                   August 15, 2005

     F. Core has received the total and complete sum of $335,000.00 from Cybertel pursuant to the Promissory Notes.

     G. A dispute exists among the parties hereto as to whether, among other things, the Reorganization Agreement was ever fully executed and, if so, whether the transactions contemplated thereby were, in fact, "closed," in compliance with terms of the Reorganization Agreement and prior to the notice of termination issued by the Core Members.

     H. On or about March 22, 2005, Cybertel filed suit against Defendants in the Superior Court of California, County of San Diego (the "Court"), entitled Cybertel Capital Corporation v. Core Energy LLC, et al, Civil Action No. GIC 844651, for Breach of Contract, Breach of Promissory Notes, Declaratory Relief, Fraud, Derivative Action, Injunction, and Preliminary Injunction/TRO, arising out of the Reorganization Agreement and Promissory Notes (the "Lawsuit"). The Lawsuit is presently pending before the above captioned Court.

     I. In accordance with Paragraph 2 of the April 12, 2005 "Tentative Settlement Agreement" reached following the settlement conference held at the Del Mar Heights offices of Sheppard Mullin Richter & Hampton LLP, the parties now desire to resolve, fully and forever, all past and existing disputes between Cybertel, on the one hand, and Defendants, or any of them, on the other, including, without limitation, any claims and disputes arising out of the Lawsuit and any right of appeal therefrom and/or arising out of or relating to the Reorganization Agreement and/or the Promissory Notes as referenced herein above and below, to buy their peace, and to avoid the costs and expenses associated with further or future protracted litigation with each other, on the terms and conditions hereinafter set forth.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts and circumstances and the mutual agreements, covenants and conditions set forth herein and with the intention of being legally bound hereby, the parties hereby agree as follows:

     1. No Admission. By entering into this Agreement, no party to this Agreement is admitting to the sufficiency of any claims, allegations, assertions, contentions, rights, or positions of any other party hereto, or to the sufficiency of any defenses, to any such claims, allegations, assertions, contentions, rights or positions, or to the sufficiency of any right of appeal to any judgments, orders or decrees previously entered by any court, arbitrator or arbitration panel of competent jurisdiction as against any other party hereto. This Agreement affects the settlement of claims which are denied and contested. The parties merely desire to resolve all past and existing disputes between them, including, without limitation, any claims and disputes arising out of the Reorganization Agreement, Promissory Notes and the Lawsuit (and any right of appeal thereto), in an amicable fashion. The parties have entered into this Agreement in good faith and with the desire to forever settle among them the issues involved in this Agreement as set forth below.

     2. Dismissal of Lawsuit.

          2.1. Dismissal. Cybertel irrevocably authorizes and directs: (a) its attorneys to execute, concurrently with the execution of this Agreement, the Request for Dismissal (Entire Action -Without Prejudice) attached hereto as Exhibit A to this Agreement (the "Request For Dismissal"); (b) its attorneys to immediately deliver by mail the executed original of the Request for Dismissal to Frank Polek, counsel for Core; (c) Frank Polek, counsel for Core, to immediately file the Request for Dismissal with the Court and thereafter to cause conformed copies, when received from the Court, to be mailed to counsel for all parties to the Lawsuit; and (d) its attorneys to execute and deliver such other documents and take any other action consistent with the terms of this Agreement as may be required by Defendants to secure the dismissal of the Lawsuit, without prejudice, pursuant to California Code of Civil Procedure
Section 581, et seq., and in accordance with CCP Section 664.6, and, to the extent required under paragraph 2.2, below, San Diego local rule 2.14.

          2.2. Stipulation Reserving Jurisdiction. For the sole purpose of reserving the jurisdiction of the Court to enter judgment against Core upon payment default under paragraph 5.2, below, or to resolve disputes submitted under paragraph 8.2, below, each party hereby stipulates and agrees that the Superior Court of California, County of San Diego, shall retain jurisdiction in this matter only for the limited purpose of: (a) entering judgment under the Stipulation (defined below) pursuant to paragraph 5.2 of this Agreement; or (b) resolving disputes submitted under paragraph 8.2 of this Agreement.

     3. Cancellation of Promissory Notes. As consideration for the payment obligation of Core set forth in paragraph 4., below, Cybertel, on its own behalf and on behalf of each of its Related Parties, does hereby fully and forever: (a) cancel the Promissory Notes; and (b) release, remise, acquit and discharge Defendants, and each of them, and each of their respective Related Parties from any and all liability or other obligation under the Promissory Notes. In furtherance hereof, Cybertel represents and warrants to Defendants, and each of them, that Cybertel shall, concurrently with the execution of this Agreement, mark each original of the Promissory Notes "Cancelled," and deliver said cancelled original to Frank Polek, counsel for Core.

     4. Payments.

          4.1. Settlement Amount. As additional consideration for the full and final settlement and compromise of the Lawsuit as between the parties hereto and issuance of the releases made hereunder, Cybertel agrees to accept from Core and provided Cybertel complies with the terms and conditions of this Agreement, including, without limitation, the release and dismissal provisions set forth herein, Core agrees to pay to Cybertel, in the manner set forth in paragraph 4.2., below, an amount equal to ONE HUNDRED NINETY THOUSAND AND NO/100THS DOLLARS ($190,000.00) (the "Settlement Amount") plus interest thereon at the rate of 6% per annum from and after June 23, 2005, until paid, in full, in lawful currency of the United States of America.

          4.2. Terms of Payment. Core shall pay the Settlement Amount to Cybertel in installments, as follows (said installment payments hereinafter collectively referred to as the "Installment Payments" and individually referred to as the "Installment Payment"):

               4.2.1. no Installment Payments shall be due or payable before July 23, 2005;

               4.2.2. interest-only Installment Payments, in the amount of NINE HUNDRED FIFTY AND NO/100THS DOLLARS ($950.00) per month, shall be paid to Cybertel in accordance with the schedule set forth on Exhibit B to this Agreement;

               4.2.3. Installment Payments consisting of both principal and interest, shall be paid to Cybertel in accordance with the schedule set forth on Exhibit C to this Agreement;

               4.2.4. payment of each Installment Payment shall be made by delivering to Cybertel, a check in the amount of the Installment Payment, payable to "Cybertel Capital Corporation." All such payments shall be received by Cybertel on or before the due date for such payment, or otherwise be subject to default.

          4.3. Prepayment. Notwithstanding the provisions of paragraph 4.2, above, Core may, in Core's sole and absolute discretion, prepay the Settlement Amount or any portion thereof, without penalty (and if payment-in-full, without further compliance with the payment schedules set forth in Exhibit B or Exhibit C), at any time, on or after the Effective Date. Partial pre-payments will be applied first to unpaid principal then to accrued interest, if any.

          4.4. No Other Payment. Other than as specifically set forth in this paragraph 4., or under the terms of this Agreement, no party to this Agreement shall make or cause to be made any other monetary payment to any other party hereto. All parties shall report any payments made or received by said parties on their respective tax returns in a manner consistent with this Agreement. Core and Cybertel each agree to indemnify and hold the other harmless from and against any claims arising out of or related to the tax and accounting treatments elected by such party, as well as any public reporting requirements or public statements made (if any), relating to the payments set forth in this agreement. Except as provided in paragraphs 9., and 14., below, each party shall bear their own attorneys' fees, expert fees, and other costs incurred as a result of the Lawsuit.

     5. Stipulated Judgment/Payment Default.

          5.1. Stipulation-Execution/Delivery. Cybertel and Core shall each execute the Stipulation for Entry of Judgment ("Stipulation") in the form attached hereto as Exhibit D, concurrently with the execution of this Agreement. Cybertel and Core each irrevocably authorize and direct their respective attorneys to: (a) execute the Stipulation concurrently with the execution of this Agreement; and (b) deliver the executed original of the Stipulation to J. Reed Smith, Esq., counsel for Cybertel, to hold in trust until such time as the Stipulation is either filed with the Court as provided in subparagraph 5.2., below, or returned to Frank Polek, Esq., counsel for Core, as provided in subparagraph 5.3., below

          5.2. Notice of Default/Enforcement. Except as permitted under paragraph 4.3, above, in the event Cybertel does not receive when due, any of the payments identified in paragraph 4.2., Cybertel may, in its discretion provide written notice to Core of such payment default, via facsimile transmission, describing by due date and amount, each Installment Payment then past due and remaining unpaid ("Default Notice"). In the event the Installment Payments delineated in the Default Notice are not paid to Cybertel within ten (10) calendar days of the confirmed transmission date of the Default Notice, Cybertel may, in its discretion, immediately file the Stipulation with the Court and apply to the Court ex parte, upon at least twenty-four hours written notice, via confirmed facsimile transmission, as provided in paragraph 12, below, to Frank Polek, Esq., and Brad R. Bohrer, Esq., for an order setting aside the dismissal provided in paragraph 2., and the immediate issuance and entry of a judgment in the form attached as Exhibit A to the Stipulation. Core shall have and specifically reserves the right to oppose any ex parte application by Cybertel made under this paragraph, including, without limitation, the right to appear at any hearing on the application and the right to introduce evidence in opposition to such application both prior to and at the hearing. Any application of Cybertel under this paragraph is specifically limited to a request that the Court issue and enter judgment as against Core in an amount not to exceed $335,000.00, less the cumulative amount of any Installment Payments, prepayments, or other payments made through to the date of the application. Cybertel represents and warrants to and covenants with Core that the accelerated remedy provided by this paragraph is the sole and exclusive remedy of Cybertel as against Core for any failure of Core to pay the payments set forth in paragraph 4.2, above.

          5.3. Return of Stipulation. Cybertel irrevocably authorizes and directs: (a) its attorneys to deliver the executed original of the Stipulation to Frank Polek, counsel for Core, immediately upon full payment of the Settlement Amount (whether by compliance with the payment schedules set forth in Exhibit B and Exhibit C, or otherwise), and to not submit or otherwise file the Stipulation with the San Diego Superior Court, or any other court; and (b) Frank Polek, counsel for Core, to, upon receipt of the original Stipulation, store or destroy the Stipulation in the discretion of Core.

          5.4. Retention of Jurisdiction. The parties agree that the Superior Court of California, County of San Diego, shall retain jurisdiction in this matter for purposes of enforcing this paragraph 5., pursuant to the Stipulation Reserving Jurisdiction set forth in paragraph 2.2, above.

     6. Release. In consideration of the mutual waiver of costs and fees referenced above, the payments made and/or required to be made hereunder, and for other good and valuable consideration, as set forth herein, the sufficiency of which is hereby acknowledged by both Cybertel and Defendants, the parties hereto promise, agree, release and discharge as follows:

          6.1.  Releases.

               6.1.1. General Release of Defendants. Except as to such rights or claims as may be created or preserved by this Agreement, Cybertel, on its own behalf and on behalf of each of its Related Parties, does hereby fully and forever release, remise, acquit and discharge Defendants, and each of them, and each of their respective Related Parties from any and all claims, demands, damages, costs, attorney's fees, rights, and cause or causes of action, in any jurisdiction, known or unknown, including, but not limited to, any and all claims, demands, damages, costs, attorney's fees, rights, and cause or causes of action heretofore or hereafter arising out of or directly or indirectly related to: (i) the matters which are the subject of the Lawsuit and any right of appeal thereto, including any facts, transactions and allegations contained therein; (ii) the Reorganization Agreement, and/or any transactions made pursuant thereto; and (iii) the Promissory Notes, or any of them, and/or any default thereunder. The claims released under this paragraph 6.1.1., shall include, but are not limited to any and all claims: (a) directly or indirectly related to or arising out of any violation of the 1934 Act and/or any rules and/or regulations promulgated thereunder, the 1933 Act and/or any rules and/or regulations promulgated thereunder, and/or any comparable provision of State or Federal law, whether by statute or by decision; and (b) for any costs, attorney's fees, expert fees, administrative fees, or other damages in any way related to the Reorganization Agreement, Promissory Notes, the Lawsuit and/or the claims covered under subparagraph 6.1.1.(a), herein above.

               6.1.2. General Release of Cybertel.   Except as to such rights
or claims as may be created or preserved by this Agreement, Defendants, on their own behalf and on behalf of their respective Related Parties do hereby fully and forever release, remise, acquit and discharge Cybertel from any and all claims, demands, damages, costs, attorney's fees, rights, and cause or causes of action, in any jurisdiction, known or unknown, including, but not limited to, any and all claims, demands, damages, costs, attorney's fees, rights, and cause or causes of action arising out of or directly or indirectly related to: (i) the matters which are the subject of the Lawsuit and any right of appeal thereto, including any facts, transactions and allegations contained therein; (ii) the Reorganization Agreement, and/or any transactions made pursuant thereto; and (iii) the Promissory Notes, or any of them, and/or any default thereunder. The claims released under this paragraph 6.1.1., shall include, but are not limited to any and all any costs, attorney's fees, expert fees, administrative fees, or other damages in any way related to the Reorganization Agreement, Promissory Notes, or the Lawsuit.

          6.2. Mutual Acknowledgment/Release Re: Equity Ownership.

               6.2.1. Cybertel Acknowledgment/Release. Cybertel, on its own behalf and on behalf of each of its Related Parties, does hereby fully and irrevocably: (a) acknowledge and agree that neither Cybertel nor any of its Related Parties own (equitably or otherwise) any membership interests and/or other equity interest in Core (including, without limitation, any options, warrants or other rights to acquire such interest in the future); and (b) surrender, release, sell, assign, transfer and convey to Core any and all right, title and interest of Cybertel or any of its Related Parties in and to any membership interests or certificates of, or other equity interest in, Core together with all rights to acquire such interest(s) at any time in the future, including, without limitation, any options, warrants or other rights of purchase and/or acquisition.

               6.2.2. Acknowledgment/Release By Core Members. The Core Members, on their own behalf and on behalf of their respective Related Parties, do hereby fully and irrevocably: (a) acknowledge and agree that none of the Core Members nor any of their respective Related Parties own any stock and/or other equity interest in Cybertel (including, without limitation, any options, warrants or other rights to acquire such interest in the future); and
(b) surrender, release, sell, assign, transfer and convey to Cybertel any and all right, title and interest of the Core Members or any of their respective Related Parties in and to any capital stock of, or other equity interest in, Cybertel together with all rights to acquire such interest(s) at any time in the future, including, without limitation, any options, warrants or other rights of purchase and/or acquisition.

               6.2.3. The above acknowledgments are not intended as an admission of either the validity or invalidity of the Reorganization Agreement, or an admission as to whether or not any interest in Core or Cybertel was effectively transferred pursuant to the Reorganization Agreement, which issues are disputed. It is, however, the intention of the parties that by this Settlement Agreement and as described herein above, no such interest in or to the equity of Core or Cybertel currently exists.

     7. Waiver of Civil Code Section 1542 And Factual Assumptions.

          7.1. Waiver. Limited to the scope of the matters released in paragraph 6., above, and in addition thereto, Cybertel, on its own behalf and on behalf of its Related Parties, and Defendants, on their own behalf and on behalf of their respective Related Parties, each specifically waive the benefits and provisions of Section 1542 of the Civil Code of the State of California, and of any comparable provision of law whether by statute or decision.


          7.2. Section 1542 Provisions. California Civil Code Section 1542 provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          7.3. Representations of the Parties.

               7.3.1. Each party issuing a release under this Agreement: (a) acknowledges that the facts upon which said party granted his/her/its release hereunder may hereafter be found to be other than or different from the true facts; (b) accepts and assumes the risk of such possible differences in the facts; and (c) acknowledges said party's release shall nevertheless be and remain effective, notwithstanding such difference in facts.

               7.3.2. Each party issuing a release under this Agreement has made such investigation of the facts pertaining to the settlement contemplated by this Agreement, and of all other matters pertaining thereto, as said party deems necessary and, in entering into this Agreement, assumes the risk of any misrepresentation, concealment or mistake.

               7.3.3. If any party issuing a release under this Agreement should subsequently discover that any fact relied on by such party in entering into this Agreement was untrue, or that any fact was concealed from such party, or that such party's understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, without limitation upon the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between and among the parties hereto.

               7.3.4. Each of the parties executing this Agreement represents and warrants to and covenants with the other parties hereto that said party has the full and authorized authority of his or her respective corporation or company to enter into this agreement on behalf of such corporation or company.

     8. Cybertel SEC Filings.

          8.1. Cybertel  April 15, 2005 10-KSB Filing.

               8.1.1. Core shall provide to Cybertel by 5:00 p.m. (P.D.T.), April 13, 2005, all Core financial records for the period ending December 31, 2004, in Core's possession, custody or control and reasonably requested by the accounting firm of Malone & Bailey in connection with its current audit of Cybertel as required for Cybertel's 10-KSB reporting for the period ending December 31, 2004. As of the date this Agreement was executed by Cybertel, Cybertel is not aware of any failure of Core to provide any records required to be provided to Cybertel hereunder nor does Cybertel have any reason to believe that any such records have been withheld by Core;

               8.1.2. Cybertel acknowledges and affirms that Core requested from Cybertel but was not provided with the form management letter identified in paragraph 6 of the Tentative Settlement Agreement before 5:00 p.m., April 13, 2005;

               8.1.3. Upon reasonable request, Core shall provide to Cybertel a management representation letter for the period ending December 31, 2004, executed by Core in form and content reasonable and customary for the purpose of completing the above-referenced audit of Cybertel and acceptable to Core;

               8.1.4. Upon reasonable request, Core shall provide to Cybertel such additional financial and other records of Core for the period ending December 31, 2004, in Core's possession, custody or control, as are required by the Securities And Exchange Commission or necessary for Malone & Bailey to complete the above-referenced audit of Cybertel.

          8.2. Submission of Disputes. A representation in writing and signed under penalty of perjury under the laws of the State of California by Cybertel's auditors, Malone & Bailey, and directed to Core, that the particular information or documentation being requested by Cybertel under paragraphs 8.1 and 8.3, is necessary from Core in order to complete an SEC report, as provided in this Agreement, shall establish the need for such information, and the requirement of Core to produce such documentation or information in accordance with paragraph 8.1. Notwithstanding the foregoing, in the event of a good faith reason to withhold any such information and/or documentation, Core may, in its discretion, apply to Judge Patricia Y. Cowett of the department of the Court in which the Litigation is currently pending, or such other department in the event Judge Cowett is not available, ex parte, upon at least twenty-four hours written notice, via facsimile transmission, for an order resolving such dispute. The parties agree that Judge Cowett, or any replacement judge, shall have authority to consider the issues involved and resolve the dispute forthwith

          8.3. Cybertel 10-Q Filing. Upon reasonable request and, then, only to the extent required, Core shall provide to Cybertel such financial and other records of Core for the period ending March 31, 2005 (including, to the extent required, a management representation letter for said period, executed by Core in form and content reasonable and customary for the purpose of completing the below-referenced audit of Cybertel and acceptable to Core), in Core's possession, custody or control, as are necessary for the accounting firm of Malone & Bailey to complete any audit of Cybertel required for Cybertel's 10-Q reporting for the period ending June 30, 2005. In addition and upon reasonable request, Core shall provide to Cybertel such additional financial and other records of Core for the period ending March 31, 2005, in Core's possession, custody or control, as are required by the Securities And Exchange Commission or necessary for Malone & Bailey to complete any audit of Cybertel required for Cybertel's 10-Q reporting for the period ending June 30, 2005.

          8.4. Outside Information. To the extent any financial information required under paragraphs 8.1 and/or 8.3, above, is not within Core's possession, custody or control, Core will use its best efforts to obtain such information and transmit it to Cybertel as soon as possible.

          8.5. Settlement Disclosure. Cybertel shall, no later than at the time of its first 10-Q reporting for 2005, fully report and disclose to the SEC in a public reporting Cybertel's complete surrender and release of any right, title and interest in and to any membership interests or certificates of, or other equity interest in, Core as more fully delineated in paragraph 6.3., above.

     9. Indemnity. In addition to any other indemnity obligation contained within this Agreement and not in lieu thereof, Cybertel and its Related Parties each agree to indemnify, defend, protect and hold Defendants and their respective Related Parties, and each of them, harmless from and against any and all costs, liabilities, claims, losses, Proceedings, damages, causes of action, and expenses, including without limitation attorneys' fees, as may in any way result from or arise out of, directly or indirectly: (i) the incorrectness of any representations and warranties made by Cybertel; (ii) any prior statements, including press releases, by Cybertel and/or any of its Related Parties (including, without limitation, Richard Mangiarelli and Richard Schmidt), whether or not such statements are ultimately determined to be violative of the 1934 Act and/or the 1933 Act and regardless of the source of the information disseminated under the statements; and (iii) breach of any of the duties or obligations of or restrictions on Cybertel as set forth in this Agreement. This indemnity provision shall not apply to any representations and/or warranties made by Cybertel that were based upon any intentional misrepresentations, or intentionally false information, provided to Cybertel by Core.

     10. [RESERVED]

     11. Warranty of Authority to Settle.

          11.1. Cybertel's Warranty. Cybertel hereby represents and warrants to and covenants with Defendants, and each of them, that, at the time of signing this Agreement, Cybertel: (a) has the sole and absolute authority to settle, dismiss, release and/or discharge all claims settled, dismissed, released and/or discharged under this Agreement on behalf of Cybertel and Cybertel's Related Parties, including, to the extent alleged, any claims asserted on behalf of any class and/or members of the general public, and to bind said parties to the terms of this Agreement; and (b) has not previously assigned, transferred, or granted, or purported to assign, transfer or grant, to any Person, any interest or representative status of Cybertel or any interest of any of Cybertel's Related Parties in the claims, demands, rights, and causes of action released and discharged under this Agreement.

          11.2. Defendants' Warranty. Each of the Defendants, as to himself/herself/itself, represents and warrants to and covenants with Cybertel, that, at the time of signing this Agreement, said Defendant: (a) has the sole and absolute authority to settle, dismiss, release and/or discharge all claims settled, dismissed, released and/or discharged under this Agreement on behalf of said Defendant and his/her/its Related Parties and to bind said parties to the terms of this Agreement; and (b) said Defendant has not previously assigned, transferred, or granted, or purported to assign, transfer or grant, to any Person, any interest of said Defendant or any interest of any of his/her/its Related Parties in the claims, demands, rights, and causes of action released and discharged under this Agreement.

          11.3. Agreement Construction.   Each party hereto represents and
warrants to and covenants with the other that: (a) said party has read this Agreement; (b) this Agreement, in its reduction to final written form, is a result of extensive good faith negotiations between the parties by and through their respective counsel; (c) the parties and said counsel have carefully reviewed and examined this Agreement for execution by said parties, or any of them; (d) any statute or rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (e) this Agreement is enforceable against each party in accordance with its terms.

     12. Notices. Any notice, request, demand, instruction or other document to be given hereunder or pursuant hereto (collectively "Notice") shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or sent by Federal Express or other reputable overnight carrier, priority overnight delivery, postage and delivery charges prepaid, addressed to each addressee to whom a copy of such notice is to be given at the address indicated below or such other address as is designated pursuant to this paragraph. Notice shall be deemed to have been delivered only upon receipt by the addressee or 72 hours after deposit in the United States mail, as provided above, or 24 hours after deposit with Federal Express, or other reputable overnight carrier, as provided above, addressed to each addressee to whom a copy of such notice is to be given. Default Notice may be provided as set forth in paragraph 5.2, above. Notice of any ex parte application under paragraphs 5.2, or 8.2, above, may also be provided via facsimile but, with respect to such notices under paragraph 5.2, will only be deemed delivered upon confirmation of transmission by machine report and, then, only if transmission is so confirmed to each fax number for Defendants and for Frank Polek, Esq., and Brad R. Bohrer, Esq., set forth below. The addresses, facsimile numbers and addressees for purposes of this paragraph may be changed to any other address, facsimile numbers or addressee in the continental United States by giving written notice of such change in the manner provided herein for giving Notice. Unless and until such written notice of change of address is delivered in the manner provided herein, the last address and addressee stated by written notice, or provided herein, if no written notice of change has been delivered, shall be deemed to continue in effect for all purposes hereunder.

     13. Governing Law/Venue. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California. Venue shall be, for all purposes, in San Diego, California. Except as otherwise expressly required under this Agreement, a Proceeding to enforce or interpret the terms of this Agreement and/or the obligations, duties or rights of the parties contained herein shall be brought before and resolved in the appropriate court, state or federal, of the State of California, County of San Diego, and the parties hereby submit to the personal jurisdiction of said court for all such purposes.

     14. Attorneys' Fees. Should any Proceeding be commenced or threatened between any of the parties hereto to enforce or interpret this Agreement or concerning this Agreement or the subject matter hereof or the rights and duties of the parties in relation hereto or thereto, the party(ies) prevailing in such Proceeding (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to its costs and expenses of participation in such Proceeding or threatened Proceeding, including, without limitation, a reasonable sum as and for its attorney fees in such Proceeding, which shall be determined by the Court, mediator, arbitrator, referee or other trier of fact in such Proceeding or in a separate Proceeding brought for that purpose. The "prevailing party" means the party determined by the Court, mediator, arbitrator, referee or other trier of fact in such Proceeding to have most nearly prevailed, even if such party did not prevail in all matters.

     15. Opportunity to Consult Counsel. Each party has read this Agreement and understands the contents of said document. Each party hereto represents and acknowledges that he/she/it has had a sufficient opportunity to consult independent legal counsel and independent accountants concerning the provisions of this Agreement, including the advisability of making the settlement provided for herein and the meaning of California Civil Code
Section 1542, and each has entered into this Agreement intending to be legally bound. The parties hereto are relying solely upon the advice of their own independent counsel and accountants and are not relying in any manner or way on the advice or counsel of the other party's counsel, accountants, or other advisors. No party (nor any officer, agent, employee, representative, nor attorney of or for any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and no party is relying upon any statement, representation or promise of any other party (or of any officer, agent, employee, representative, or attorney for the other party), in executing this Agreement, except as expressly stated in this Agreement.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     17. Survival. Each of the representations and warranties made by the parties herein or in any documents delivered or otherwise made by the parties shall be true and correct on and as of the Effective Date as though made at that time without the necessity of a separate written certificate regarding same. All of the covenants, representations and warranties of each party contained herein shall survive payment of the Settlement Amount and/or any other time period set forth herein.

     18. Construction. Whenever the context of this Agreement so requires, the singular number shall include the plural, and the masculine, feminine and neuter genders shall include the other or others. The headings of this Agreement are for purposes of reference and convenience only and shall not limit or otherwise affect the meaning hereof.

     19. Successors. This Agreement shall be binding upon, enforceable by and shall inure to the benefit of the successors-in-interest of the parties hereto.

     20. Further Action. The parties each agree to execute such further documents and to take such further action as may be necessary or desirable to effectuate the intents and purposes of this Agreement.

     21. Severability. Should any court or agency of competent jurisdiction or arbitrator provided for herein determine that any term, provision or portion of this Agreement is invalid, illegal, void or unenforceable, such term, provision or portion shall be deemed redrafted to the minimum extent necessary to effect the intentions of the parties hereto. To the extent such redrafting is impossible, the affected term, provision or portion shall be deleted from this Agreement and the Agreement shall be read as though such term, provision and/or portion of the Agreement was never included and the remainder of this Agreement, excluding such term, provision, or portion shall continue in full force and effect. Any determination, redrafting or deletion called for hereunder shall not affect the validity or enforceability of any other term, provision, or portion of this Agreement, and the rest of the Agreement shall remain in full force and effect.

     22. Counterparts/Facsimile Signatures. This Agreement (as well as any amendments hereto) may be executed in any number of counterparts, each of which when executed shall be an original, and all of which together shall constitute one and the same Agreement. No counterparts shall be effective until all parties hereto have executed a counterpart hereof. Facsimile signatures received by the other parties hereto shall be sufficient evidence of the execution hereof by the applicable signatory.

     23. General Definitions.

          23.1. "Controlled Entity" or "Controlled Entities" shall mean and refer to, with respect to any Person or group of Persons, any corporation, partnership, limited liability company, limited liability partnership, or other entity in which more than fifty percent (50%) of the outstanding capital stock, partnership interest, membership interest or other measure of equity ownership in such entity is owned or controlled, directly or indirectly, by such Person or Persons.

          23.2. "Person" or "Persons" shall refer to natural persons, corporations, partnerships, joint ventures, co-venturers, unincorporated associations, limited partnerships, limited liability companies, limited liability partnerships, and/or any other business entity.

          23.3. "Proceeding" shall mean any action, suit, litigation, arbitration (including one initiated hereunder), mediation, prosecution, contest, hearing, inquiry, audit, examination or investigation (including any civil, administrative, or appellate proceeding) commenced, brought, conducted or heard by or before, or otherwise involving, any court, administrative agency or other governmental body or any mediator, arbitrator or mediation/arbitration panel, or other alternative dispute resolution forum.

          23.4. "Related Party" or "Related Parties" shall mean and refer to, with respect to any Person or group of Persons, the present and former agents, spouses, domestic partners, servants, officers, directors, employees, shareholders, principals, Controlled Entities, predecessors-in-interest, alter egos, partners, parents, subsidiaries, insurers, re-insurers, sureties, attorneys, heirs, executors, administrators, trusts, trustees, beneficiaries, successors and assigns of such Person or Persons.

      (REMAINDER OF PAGE INTENTIONALLY BLANK - SIGNATURES ON NEXT PAGE)

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

CYBERTEL:

Dated: April 26, 2005            CYBERTEL CAPITAL CORPORATION,
                                 a Nevada corporation

                                 By: /s/ Richard Mangiarelli
                                 Richard Mangiarelli,
                                 Chief Executive Officer

                                 Address: 9444 Waples St.
                                 San Diego, California 92121-2985

                                 With Copy To:    J. Reed Smith, Esq.,
                                 9666 Business Park Ave., Ste. 206
                                 San Diego, California 92131
                                 Fax No.: (858) 530-2863

DEFENDANTS:

Dated: April 26, 2005            CORE ENERGY LLC,
                                 a Nevada limited liability company


                                 By: /s/ Ted Lamare
                                 Ted Lamare,
                                 Managing Member

                                 Address:    2100 24th St., Ste. 5
                                 Bakersfield, California 93301
                                 Fax No.: (661) 325-7499 and
                                 (949)757-1221

                                 With Copy To: SHEPPARD MULLIN RICHTER
                                 & HAMPTON LLP
                                 501 West Broadway, 19th Floor
                                 San Diego, California  92101-3598
                                 Attn: Robert S. Gerber, Esq.
                                 Fax No.: (858) 509-3691
                                 Frank Polek, Esq.
                                 Fax No.: (619) 234-3815

(SIGNATURES CONTINUED ON NEXT PAGE)




Dated: April 26, 2005            /s/ Ted Lamare
                                 Ted Lamare

                                 Address:    2100 24th St., Ste. 5
                                 Bakersfield, California 93301
                                 Fax No.: (661) 325-7499 and
                                 (949)757-1221

                                 With Copy To: BLANCHARD, KRASNER & FRENCH
                                 800 Silverado St., 2nd Floor
                                 La Jolla, California  92037
                                 Attn: Brad R. Bohrer, Esq.
                                 Fax No. (858) 551-2434



Dated: April 26, 2005            /s/ George Snider
                                 George Snider

                                 Address:    16000 Clarisse
                                 Bakersfield, California 93312
                                 Fax No.: (661) 325-7499 and
                                 (949)757-1221

                                 With Copy To: BLANCHARD, KRASNER & FRENCH
                                 800 Silverado St., 2nd Floor
                                 La Jolla, California  92037
                                 Attn: Brad R. Bohrer, Esq.
                                 Fax No. (858) 551-2434


(REMAINDER OF PAGE LEFT BLANK - SIGNATURES CONTINUED ON NEXT PAGE)


APPROVED AS TO FORM AND CONTENT:

J. REED SMITH LAW OFFICES


By: /s/ J. Reed Smith
    J. Reed Smith, Esq.,
    Attorney for Plaintiff,
    CYBERTEL CAPITAL CORPORATION


BLANCHARD, KRASNER & FRENCH


By: /s/ Brad R. Bohrer
    Brad R. Bohrer, Esq.
    Attorneys for Defendants,
    TED LAMARE and GEORGE SNIDER

SHEPPARD MULLIN RICHTER & HAMPTON LLP


By: /s/ Robert S. Gerber
    Robert S. Gerber, Esq.,
    Frank Polek, Esq.
    Attorneys for Defendant,
    CORE ENERGY LLC

                                  EXHIBIT A

J. Reed Smith, Esq.
REED SMITH/ LAW OFFICES
9666 Business Park Ave., Ste. 206
San Diego, California 92131
Telephone: (858) 530-2944

Attorneys for Plaintiff,
CYBERTEL CAPITAL CORPORATION

                  SUPERIOR COURT OF THE STATE OF CALIFORNIA
                FOR THE COUNTY OF SAN DIEGO, CENTRAL DIVISION

CYBERTEL CAPITAL                      ) Case No. GIC 844651
CORPORATION, a Nevada corporation     )
                                      ) 1)STIPULATION FOR ORDER
               Plaintiffs,            ) APPROVING SETTLEMENT AND
                                      ) DISMISSAL
      v.                              )
                                      ) 2) [PROPOSED] ORDER THEREON
CORE ENERGY LLC, a Nevada Limited     )
Liability Company; GEORGE SNIDER,     )
an individual; TED P. LAMARE, an      )
individual; DOES 1 through 10,        )
inclusive,                            )
                                      ) Complaint filed: March 22, 2005
               Defendants,            )
                                      )

                                 STIPULATION
                                 -----------

     IT IS HEREBY STIPULATED AND AGREED by and between plaintiff CYBERTEL CAPITAL CORPORATION, Nevada corporation (the "Plaintiff") and defendants CORE ENERGY LLC, a Nevada limited liability company ("Core"), TED LAMARE ("Lamare"), and GEORGE SNIDER ("Snider") (collectively, the "Defendants"), and each of them, by and through their respective counsel, that, all claims presented in Plaintiff's Complaint have been and are fully settled and compromised pursuant to the terms of that certain written Agreement of Full and Final Settlement, Release And Discharge of All Claims by and between Plaintiff, on the one hand, and Defendants, and each of them, on the other hand, dated April 26, 2005 with an intended effective date of March 31, 2005 (including all exhibits thereto) (collectively, the "Settlement Agreement"), a true and correct copy of which is attached hereto as Exhibit A to this Stipulation;

     IT IS FURTHER STIPULATED AND AGREED by and between Plaintiff and Defendants that Plaintiff shall dismiss the Entire Action, without prejudice, by delivery of the executed Request For Dismissal (Entire Action - Without Prejudice) attached as Exhibit A to the Settlement Agreement in the manner provided by Settlement Agreement;

     IT IS SO STIPULATED.

Dated: March 31, 2005

                              SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                              By /s/ Robert S. Gerber
                                --------------------------------------
                                ROBERT S. GERBER, ESQ.
                                FRANK POLEK, ESQ.

                                Attorneys for Defendant
                                CORE ENERGY LLC

Dated: March 31, 2005
                              BLANCHARD, KRASNER & FRENCH APC


                              By /s/ Brad R. Bohrer
                                ---------------------------------------
                                BRAD R. BOHRER, ESQ.

                                Attorneys for Defendants
                                TED LAMARE
                                and GEORGE SNIDER

Dated: March 31, 2005
                              REED SMITH LAW OFFICES


                              By /s/ J. Reed Smith
                                ---------------------------------------
                                J. REED SMITH, ESQ.
                                Attorneys for Plaintiff
                                CYBERTEL CAPITAL CORPORATION


                                    ORDER
                                    -----
     The Court having read and considered the Stipulation and there being no opposition to the settlement and compromise proposed thereunder and on proof made to the satisfaction of this Court and GOOD CAUSE APPEARING THEREFORE:

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED that the settlement and compromise of the above-entitled action pursuant to the terms of the Settlement Agreement, including the stipulation for limited reservation of jurisdiction by this Court as contained in paragraph 2.2 thereof, is approved;

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the above-entitled Court shall retain jurisdiction over the parties hereto to enforce the terms of the Settlement Agreement to the extent required under paragraph 2.2 thereof.


Dated: March 31, 2005

                              /s/ Patricia Y. Cowett
                              -------------------------------------------
                              HON. PATRICIA Y. COWETT
                              JUDGE OF THE SUPERIOR COURT

                                  EXHIBIT B

          Payment No.             Amount               Due Date
              1                    $950                July 23, 2005
              2                    $950                August 23, 2005
              3                    $950                September 23, 2005
              4                    $950                October 23, 2005
              5                    $950                November 23, 2005
              6                    $950                December 23, 2005
              7                    $950                January 23, 2006
              8                    $950                February 23, 2006
              9                    $950                March 23, 2006
              10                   $950                April 23, 2006
              11                   $950                May 23, 2006
              12                   $950                June 23, 2006
              13                   $950                July 23, 2006
              14                   $950                August 23, 2006
              15                   $950                September 23, 2006
              16                   $950                October 23, 2006
              17                   $950                November 23, 2006
              18                   $950                December 23, 2006

                                  EXHIBIT C


          Payment No.             Payment              Due Date
              1                   $4,023.60            January 23, 2007
              2                   $4,023.60            February 23, 2007
              3                   $4,023.60            March 23, 2007
              4                   $4,023.60            April 23, 2007
              5                   $4,023.60            May 23, 2007
              6                   $4,023.60            June 23, 2007
              7                   $4,023.60            July 23, 2007
              8                   $4,023.60            August 23, 2007
              9                   $4,023.60            September 23, 2007
              10                  $4,023.60            October 23, 2007
              11                  $4,023.60            November 23, 2007
              12                  $4,023.60            December 23, 2007
              13                  $4,023.60            January 23, 2008
              14                  $4,023.60            February 23, 2008
              15                  $4,023.60            March 23, 2008
              16                  $4,023.60            April 23, 2008
              17                  $4,023.60            May 23, 2008
              18                  $4,023.60            June 23, 2008
              19                  $4,023.60            July 23, 2008
              20                  $4,023.60            August 23, 2008
              21                  $4,023.60            September 23, 2008
              22                  $4,023.60            October 23, 2008
              23                  $4,023.60            November 23, 2008
              24                  $4,023.60            December 23, 2008
              25                  $4,023.60            January 23, 2009
              26                  $4,023.60            February 23, 2009
              27                  $4,023.60            March 23, 2009
              28                  $4,023.60            April 23, 2009
              29                  $4,023.60            May 23, 2009
              30                  $4,023.60            June 23, 2009
              31                  $4,023.60            July 23, 2009
              32                  $4,023.60            August 23, 2009
              33                  $4,023.60            September 23, 2009
              34                  $4,023.60            October 23, 2009
              35                  $4,023.60            November 23, 2009
              36                  $4,023.60            December 23, 2009
              37                  $4,023.60            January 23, 2010
              38                  $4,023.60            February 23, 2010
              39                  $4,023.60            March 23, 2010
              40                  $4,023.60            April 23, 2010
              41                  $4,023.60            May 23, 2010
              42                  $4,023.60            June 23, 2010
              43                  $4,023.60            July 23, 2010
              44                  $4,023.60            August 23, 2010
              45                  $4,023.60            September 23, 2010
              46                  $4,023.60            October 23, 2010
              47                  $4,023.60            November 23, 2010
              48                  $4,023.60            December 23, 2010
              49                  $4,023.60            January 23, 2011
              50                  $4,023.60            February 23, 2011
              51                  $4,023.60            March 23, 2011
              52                  $4,023.60            April 23, 2011
              53                  $4,023.60            May 23, 2011
              54                  $4,023.82            June 23, 2011